Exhibit 99.1

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT REPORTS SECOND QUARTER RESULTS in line with expectations AND REITERATES 2017 full year financial Targets

Consistent with Prior Year Operating Results Vast Majority of Revenue and Adjusted EBITDA to be Recognized in Q4 2017

COS COB, CT – October 3, 2017 – Chicken Soup for the Soul Entertainment, Inc. (“CSS Entertainment”) (Nasdaq: CSSE), a fast-growing provider of positive and entertaining video content, today announced that it has filed its Quarterly Report on Form 10-Q for the period ended June 30, 2017 with the Securities and Exchange Commission (“SEC”). The company also reiterated in this filing that it is targeting 2017 revenue of $20 million and adjusted EBITDA of $10 million and 2018 revenue of $36 million and adjusted EBITDA of $18 million.

“This filing does not give effect to the company’s August IPO and its positive impact on the company’s financial strength,” stated William J. Rouhana, Jr., chairman and chief executive officer. “Our third quarter 10-Q, due November 14, 2017, will reflect our strong balance sheet with no debt and substantial liquidity, including cash on hand, positive operating cash flow and an unused line of credit.”

Mr. Rouhana continued, “Our second quarter results are in line with our expectations. The vast majority of our revenue and adjusted EBITDA for 2017 will be recognized in our upcoming fourth quarter. This is consistent with our 2016 results where over 70 percent of our revenue and adjusted EBITDA was recognized in the fourth quarter. As indicated in our filing, we are reiterating our 2017 full year targets.”

In connection with its IPO and its listing on Nasdaq, the company was required to file its Form 10-Q for the second quarter of 2017 by October 2, 2017. The Form 10-Q was filed in a timely manner and is available on the company’s Investor Relations website at http://ir.cssentertainment.com under SEC Filings.

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. is a fast-growing provider of positive and entertaining video content that brings out the best of the human spirit. The company is aggressively growing its business through a combination of organic growth, licensing and distribution arrangements, acquisitions, and strategic relationships. Chicken Soup for the Soul Entertainment is also expanding its partnerships with sponsors, television networks and independent producers. The company will make its video content available to consumers globally through television and online networks, including its online affiliate APlus.com. The company is a subsidiary of Chicken Soup for the Soul, LLC.

USE OF NON-GAAP FINANCIAL MEASURES

This press release contains a non-GAAP financial measure (EBITDA), which is not recognized under GAAP, as a supplemental indicator of our operating performance. This non-GAAP financial measure is provided to enhance the readers understanding of our historical and current financial performance. EBITDA means earnings before interest, taxes, depreciation and amortization. Management believes EBITDA to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. The most comparable GAAP measure is operating income.

FORWARD LOOKING STATEMENTS

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the offering circular) and uncertainties which could cause actual results to differ from the forward looking statements. The company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections.

MEDIA CONTACT

Jeanene Timberlake

RooneyPartners LLC

jtimberlake@rooneyco.com

(646) 770-8858

INVESTOR RELATIONS

Sanjay M. Hurry/Jody Burfening

LHA Investor Relations

CSSEnt@lhai.com

(212) 838-3777